SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


                         Date of Report: March 29, 2006
                        (Date of earliest event reported)


                           STEM CELL INNOVATIONS, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                    0-10379               22-2313648
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(State or other jurisdiction        (Commission          (IRS Employer
      of incorporation)              File No.)         Identification No.)


                                1812 Front Street
                             Scotch Plains, NJ 07076
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                    (Address of Principal Executive Offices)


                                 (908) 663-2150
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               (Registrant's telephone number including area code)


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the terms of the Agreement and Plan of Merger dated February 14, 2006 (the "Merger Agreement") by and among Stem Cell Innovations, Inc. (the "Company"), Amphioxus Cell Technologies, Inc. ("Amphioxus"), and Amphioxus Acquisition, Inc., which was described in the Form 8-K filed by the Company on February 14, 2006 (the "February 14, 2006 8-K"), on March 29, 2006, the Board of Directors of the Company appointed Dr. James H. Kelly, Mr. Mark Germain and Dr. Norman Sussman to the Company's Board of Directors and Lawrence M. Gordon resigned as a director of the Company. Mr. Germain and Dr. Sussman will also serve on the Company's Audit Committee.

Mr. Germain is also providing consulting services to the Company and receives a $10,000 per month retainer and a 3% success fee on corporate transactions other than sales of the Company's products in the ordinary course of business. Mr. Germain received a fee of $171,000 in connection with the acquisition, immediately prior to the merger contemplated by the Merger Agreement, of the assets of Plurion, Inc. by Amphioxus.

See the February 14, 2006 8-K for information relating to the interests of Dr. Kelly, Mr. Germain and Dr. Norman Sussman in the transactions contemplated by the Merger Agreement.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   April 3, 2006


                                       STEM CELL INNOVATIONS, INC.

                                       By:  /s/ JAMES H. KELLY
                                            ------------------------------------
                                       Its: Chief Executive Officer

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